Exhibit 99.2

Hyperscale Data Provides 2027 Guidance of Revenue of $300 Million to $350 Million and Adjusted EBITDA of $60 Million to $80 Million

Preliminary Outlook Driven by Data Center, AI Infrastructure and Robotics; Lending, Financial Services and Digital Assets; and Portfolio Companies Operated Through the Company’s Hybrid Private Equity Platform

Management to Review 2027 Financial Guidance, Underlying Business Drivers and Key Growth Initiatives During Conference Call Today at 3:30 PM Pacific Time

LAS VEGAS--(PR NEWSWIRE) – August 4, 2026 – Hyperscale Data, Inc. (NYSE American: GPUS), an artificial intelligence (“AI”) data center company anchored by Bitcoin (“Hyperscale Data” or the “Company”), today announced financial guidance for the year ending December 31, 2027.

2027 Guidance

Based upon known and reasonably calculated projections, including management’s current operating plans, anticipated customer deployments, expected financing activities, projected digital-asset initiatives and the anticipated performance of the Company’s portfolio businesses, Hyperscale Data projects the following consolidated financial results for 2027:

Preliminary 2027 Guidance	Projected Range
Revenue	$300 million to $350 million
Adjusted EBITDA	$60 million to $80 million

The Company cannot provide a quantitative reconciliation of its projected Adjusted EBITDA to the most directly comparable measure calculated under GAAP, which in this case, would be net income or loss, because certain components required to calculate net income or loss cannot presently be reasonably estimated without unreasonable effort. These components include future interest expense, income taxes, depreciation and amortization, stock-based compensation, impairment charges, acquisition-related expenses and changes in the fair value of financial instruments. These items are likely to be material to the Company’s future GAAP results.

Management expects the Company’s projected 2027 results to be generated principally through three operating platforms:

Data Center, AI Infrastructure and Robotics: This includes the Company’s Michigan AI data center campus, high-performance computing infrastructure, colocation and hosting services, related digital infrastructure activities and the Company’s robotics operations. Management believes the combination of AI infrastructure and advanced robotics positions the Company to participate in the continued expansion of physical and computational infrastructure supporting the development and deployment of AI.

Lending, Financial Services and Digital Assets: This includes the Company’s lending, private credit, structured finance and related financial services operations, together with its digital asset and blockchain initiatives. These activities include the Ault Blockchain infrastructure, activities at the Ault Markets, Inc. (“Ault Markets”) subsidiary of Ault Capital Group, Inc, (“ACG”), digital-asset trading and liquidity initiatives, Bitcoin-related activities, tokenization infrastructure and other financial technology platforms being developed or operated within the Company’s ecosystem.

Portfolio Companies and Hybrid Private Equity Operations: Through ACG, the Company’s hybrid private equity and operating platform, Hyperscale Data acquires, finances, builds and actively manages portfolio companies across industrial services, defense technologies, hospitality and other strategic sectors. This category includes the Company’s portfolio businesses that are not included within the other two platforms discussed above.

Milton “Todd” Ault, III, Executive Chairman of Hyperscale Data, stated, “We believe 2027 has the potential to represent a major inflection point for Hyperscale Data. Our outlook reflects the scale we expect to achieve from our Michigan data center, AI infrastructure and robotics operations; the expansion of our lending, financial services and digital-asset ecosystem; and the anticipated performance of the portfolio companies operated through our hybrid private equity platform.”

Mr. Ault continued, “We have spent years assembling operating businesses, financial capabilities, technology platforms and strategic assets that we believe can produce substantial revenue and operating cash flow. Our preliminary guidance of $300 million to $350 million in revenue and $60 million to $80 million in Adjusted EBITDA reflects management’s current expectations regarding the combined earnings power of these three operating platforms. During today’s conference call, management will review the principal assumptions underlying this guidance and discuss the opportunities, execution requirements and risks associated with achieving these objectives.”

William B. Horne, Chief Executive Officer of Hyperscale Data, stated, “Our management team has developed the preliminary 2027 guidance based on detailed operating forecasts from the Company’s principal businesses. We intend to provide investors with greater visibility into the anticipated contributions of our major operating platforms, the capital required to support their growth and the milestones that will be important to achieving the objectives set forth in the guidance.”

The preliminary guidance reflects management’s present expectations and is based on a number of material assumptions, including, but not limited to:

•	Continued development and timely deployment of capacity at the Company’s Michigan AI data center campus;

•	Successful expansion and commercialization of the Company’s AI infrastructure and robotics operations;

•	Availability of sufficient debt, equity and other financing to complete projects and strategic initiatives within the planned scheduled timelines;

•	Continued growth of the Company’s lending, private credit and financial services operations;

•	Successful development and commercialization of Ault Blockchain, Ault Markets and the Company’s other digital asset and financial technology initiatives;

•	Achievement of projected operating performance of the Company’s portfolio companies;

•	Customer deployment schedules, construction timelines and equipment availability proceeding substantially as anticipated; and

•	Absence of material adverse changes in economic, regulatory, capital market, digital-asset or industry conditions.

Actual results could differ materially from the preliminary guidance as a result of changes in these assumptions or the occurrence of other risks and uncertainties. The Company expects to update its guidance periodically as additional information becomes available.

Conference Call Information

Hyperscale Data will host its previously announced financial guidance and business outlook conference call today.

Date: Tuesday, August 4, 2026

Time: 3:30 PM Pacific Time / 6:30 PM Eastern Time

Registration:  https://us06web.zoom.us/webinar/register/WN_RIR6rnP8QKifuXnmceyRpw. After completion, a copy will be made available on the Company’s website under Investor Relations.

The conference call will feature presentations by Milton “Todd” Ault III, Executive Chairman; William B. Horne, Chief Executive Officer; Kenneth S. Cragun, Chief Financial Officer; and other members of the Company’s management team.

Use of Non-GAAP Financial Measures

This press release includes preliminary guidance regarding Adjusted EBITDA, a financial measure that is not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”).

The Company defines Adjusted EBITDA as net income or loss before interest expense, interest income, income taxes, depreciation and amortization, adjusted to exclude stock-based compensation, impairment charges, gains or losses from changes in the fair value of financial instruments, gains or losses from the sale of assets and businesses, acquisition-related expenses and restructuring expenses.

Management intends to use Adjusted EBITDA as a supplemental measure to evaluate the Company’s operating performance, compare results between periods and assess the performance of its operating businesses. Adjusted EBITDA should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure calculated in accordance with GAAP.

For more information on Hyperscale Data and its subsidiaries, Hyperscale Data recommends that stockholders, investors and any other interested parties read Hyperscale Data’s public filings and press releases available under the Investor Relations section at hyperscaledata.com or available at www.sec.gov.

About Hyperscale Data, Inc.

Through its wholly owned subsidiary Sentinum, Inc., Hyperscale Data owns and operates a data center at which it mines digital assets and offers colocation and hosting services for the emerging AI ecosystems and other industries. Hyperscale Data’s other wholly owned subsidiary, ACG, is a hybrid private equity firm and operating company that acquires, finances, builds and actively manages businesses across financial services, digital assets, industrial services, hospitality, defense technologies and other sectors.

Hyperscale Data currently expects the divestiture of ACG (the “Divestiture”) to occur in the second quarter of 2027. Upon the occurrence of the Divestiture, the Company would be an owner and operator of data centers to support high-performance computing services, as well as a holder of the digital assets. Until the Divestiture occurs, the Company will continue to provide, through ACG and its wholly and majority-owned subsidiaries and strategic investments, mission-critical products that support a diverse range of industries, including an AI software platform, equipment rental services, defense/aerospace, industrial, automotive and hotel operations. In addition, ACG is actively engaged in private credit and structured finance through Ault Lending, LLC, a licensed lending subsidiary. Hyperscale Data’s headquarters are located at 11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141.

On December 23, 2024, the Company issued one million (1,000,000) shares of a newly designated Series F Exchangeable Preferred Stock (the “Series F Preferred Stock”) to all common stockholders and holders of the Series C Preferred Stock on an as-converted basis. The Divestiture will occur through the voluntary exchange of the Series F Preferred Stock for shares of Class A Common Stock and Class B Common Stock of ACG (collectively, the “ACG Shares”). The Company reminds its stockholders that only those holders of the Series F Preferred Stock who agree to surrender such shares, and do not properly withdraw such surrender, in the exchange offer through which the Divestiture will occur, will be entitled to receive the ACG Shares and consequently be stockholders of ACG upon the occurrence of the Divestiture.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at hyperscaledata.com.

Hyperscale Data Investor Contact:

IR@hyperscaledata.com or 1-888-753-2235